Exhibit 10.28
FORM OF FIRST AMENDMENT TO THE
HUMAN GENOME SCIENCES, INC.
SECOND AMENDED AND RESTATED KEY EXECUTIVE SEVERANCE PLAN
WHEREAS, the Second Amended and Restated Key Executive Severance Plan (the “Plan”), by its terms, is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and any regulations and Treasury guidance promulgated thereunder; and
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of Human Genome Sciences, Inc. (the “Corporation”), upon advice of counsel, has determined that certain revisions to the Plan are advisable to ensure compliance with Section 409A.
NOW, THEREFORE, the Plan is amended, effective as of January 1, 2009, as follows:
1.	Section 3.5(vi) is amended in its entirety to read as follows:
“(vi) “Termination of employment,” “resignation,” or words of similar import, as used in the Plan means, for purposes of any payments under the Plan that are payments of deferred compensation subject to Section 409A of the Code, the Participant’s “separation from service” as defined in Section 409A of the Code.”
2.	Section 3.5(vii) is amended in its entirety to read as follows:
“(vii) If a payment obligation under this Plan arises on account of Participant’s separation from service while Participant is a “specified employee” (as defined under Section 409A of the Code and determined in good faith by the Compensation Committee), any payment of “deferred compensation” (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) that is scheduled to be paid within six months after such separation from service shall accrue at the Prime Rate of interest and shall be made within 15 days after the end of the six-month period beginning on the date of such separation from service or, if earlier, within 15 days after appointment of the personal representative or executor of Participant’s estate following Participant’s death.”
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this ___day of December, 2008.

ATTEST:	HUMAN GENOME SCIENCE, INC.

By:	By:

Its: